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                                  UNITED STATES
                       SECURITITES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 JANUARY 9, 2001
               (DATE OF REPORT - DATE OF EARLIEST EVENT REPORTED)



                            APPLIEDTHEORY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




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
              DELAWARE                           000-25759                         16-1491253
   (STATE OR OTHER JURISDICTION OF              (COMMISSION                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)              FILE NUMBER)                    IDENTIFICATION NO.)
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
                 1500 BROADWAY, 3RD FLOOR                                           10036
                       NEW YORK, NY                                              (ZIP CODE)
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 398-7070


                                 NOT APPLICABLE
      (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE
                                LAST REPORT DATE)

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ITEM 5.       OTHER EVENTS

        AppliedTheory entered into a purchase agreement dated as of June 5, 2000 with seven investors to provide us with $30,000,000 of operating capital. On June 20, 2000 we filed a current report on Form 8-K with additional information regarding this transaction. On January 9, 2001, we entered into a letter agreement with those investors and their assigns whereby AppliedTheory and the investors modified certain significant components of the June 5, 2000 purchase agreement.


DESCRIPTION OF THE CONVERTIBLE DEBENTURES AND WARRANTS

        The amended and restated purchase agreement between us and seven investors included two separate components: the issuance of a 5% convertible debt and the issuance of warrants to purchase common stock. As of January 9, 2001 the following components of the amended and restated purchase agreement had been completed:

-   The issuance of $30,000,000 in 5% convertible debentures due June 5, 2003;
    and

- The issuance of warrants to purchase $13,000,000 in AppliedTheory common stock.

        The purchase price for the sale of the debentures and the issuance of the warrants was determined through arm's-length negotiations between the Company and the investors.


CONVERTIBLE DEBENTURES

        The $30,000,000 in convertible debentures earn interest at 5% per annum, payable semi-annually in June and December, and mature on June 5, 2003. At our option, interest can be accrued, paid in cash or converted into shares of common stock. At the option of a debenture's holder, the principal of a convertible debenture may be converted into our common stock at an initial rate of $16.69 per share of our common stock. The conversion price may be adjusted and reset pursuant to the terms of the convertible debenture, including in the circumstances described below.

        At six month intervals beginning June 5, 2001 and ending June 5, 2003, the conversion price applicable for the conversion of the principal of, or interest on, the convertible debentures will be reset to account for a portion of any decrease in the price of AppliedTheory's common stock based on the average closing price of our common stock for the 20 trading days preceding a reset date multiplied by a reset factor. The conversion price will not reset if:
1) the average closing price of our common stock for the 20 trading days preceding a reset date exceeds the then current conversion price of the convertible debentures, or 2) if the average closing price of our common stock for the 20 trading days preceding a reset date is greater than $13.35, as adjusted. Also, upon reset, the reset factor cannot be more than 1.5 times the average closing price of our common stock for the 20 trading days preceding a reset date.

        If the closing price for each of 60 consecutive trading days where the common stock is registered for resale is more than $20.86, the conversion price will be fixed at $16.69, subject to certain adjustments. The reset provisions of the convertible debentures were designed to help prevent the investors from holding debentures convertible into stock valued at less than the original $30,000,000 face value of the convertible debentures. Although this may result in additional dilution of existing shareholder's interests, it increases the likelihood that the investors will exercise the conversion feature of their debentures allowing us to conserve cash.

        The amended and restated purchase agreement contains restrictions on the investors' ability to sell shares of our common stock (including short sales) during the 20 trading days preceding any reset date and limitations on the number of shares of our common stock they may sell (including short sales) during a conversion pricing period.


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        The amended and restated purchase agreement contains certain restrictions on our ability to pay dividends or distributions and purchase equity securities. These restrictions prohibit the payment of dividends, except dividends payable in common stock, and limit repurchases of common stock or other equity securities. The Company cannot redeem common shares pursuant to a certain put option agreement until July 11, 2002, unless certain liquidity criteria are satisfied.

        The Company may require the investors to convert the convertible debentures into our common stock if the volume weighted average price of our common stock exceeds 200% of the $16.69 initial conversion price, as adjusted, on each of 60 consecutive trading days where, among other things, our common stock is registered for resale. Under certain circumstances we may opt to redeem the convertible debentures.

        During each calendar month, in addition to its other conversion rights the investors may convert up to a total of $15,000,000 of convertible debentures in installments equal to the greater of $3,000,000 or 20% of the aggregate dollar sale volume of our common stock for the 21 trading days preceding an investor's delivery of a notice to convert. The conversion price for a monthly conversion will be based on the volume weighted average price of our common stock during the 4 consecutive 5 trading day periods during the 20 trading days beginning 3 days after the investor's delivery of a conversion notice. In the event a conversion notice is given, the Company has the right to redeem the debentures sought to be converted.

        The investors can also convert an additional 50% of the amount submitted on each conversion notice if 15% of the aggregated dollar sales volume for our common stock for the 21 days following the conversion notice exceeds 150% of the amount submitted for conversion. The conversion price for the additional 50% will be based on the volume weighted average price of our common stock for the 21 trading days following the investor's delivery of a conversion notice.

        The Company has the right to redeem up to $15,000,000 of the 5% convertible debentures, with such amount declining $1.00 for each $3.00 of convertible debentures the investors elect to convert as described in the preceding two paragraphs. If the Company elects to so redeem any of the 5% convertible debentures, the investors can convert such 5% convertible debentures into common stock at the volume weighted average price of the common stock for the 5 trading days preceding their receipt of the Company's redemption notice.

WARRANTS

        Under the amended and restated purchase agreement, the Company issued common stock purchase warrants to the investors entitling them, in the aggregate, to purchase up to $13,000,000 of AppliedTheory common stock. The warrants may be exercised until June 5, 2005.

        Initially, the per share exercise price applicable to the warrants is $6.00 per share of our common stock. Using this exercise price, up to 2,166,667 shares of our common stock will be issued if the warrants are fully exercised. The warrants provide that the exercise price will be adjusted if we issue common stock, rights convertible into common stock, or similar instruments at a per share price that is less than whichever of the following is greater: (a) the then current exercise price for the warrants, or (b) the average closing price for our common stock on the Nasdaq Stock Market's National Market for the five trading days preceding the issuance or sale in question. Other circumstances that would result in an adjustment to the exercise price applicable to the warrants and number of shares issuable upon exercise thereon are described in those agreements.


RESERVATION OF SHARES

        The Company must at all times reserve a number of shares of common stock not less than 18,000,000, subject to adjustments, plus 200% of the maximum number of shares issuable upon exercise of the warrants.


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REGISTRATION RIGHTS AGREEMENT

        In connection with the agreements described above, the Company also entered into an amended and restated registration rights agreement with the investors. Pursuant to the letter agreement we agreed to file a registration statement with the Securities and Exchange Commission on Form S-3 by January 26, 2001. Pursuant to the registration rights agreement, the S-3 must register 22,333,334 shares of our common stock to cover the shares issuable upon conversion of the convertible debentures and shares issuable upon the exercise of the warrants.

        Pursuant to the letter agreement, if the S-3 is not effective on or before April 11, 2001 the investors may become entitled to other payment rights and if not effective on or before June 11, 2001 the investors may become entitled to certain redemption rights.


        The foregoing summary of certain provisions is not intended to be a complete description of the terms and provisions of the documents. Please read the documents filed as exhibits to this current report on Form 8-K for a complete description.

        The letter agreement regarding distribution of new documents, the amended and restated purchase agreement, the amended and restated registration rights agreement, the form of convertible debenture and the form of common stock purchase warrant have been included at exhibits 10.57, 10.58, 10.59, 10.60 and 10.61, respectively, in this current report on Form 8-K. The convertible debenture and common stock purchase warrant issued to each investor is similar to the form of convertible debenture and form of common stock purchase warrant issued to the Halifax Fund LP filed herewith except that the investors are entitled to a pro-rata share of the debentures held in relation to the entire $30,000,000 in debentures. Please review these documents for additional information regarding the terms of these agreements.


ITEM 7.       FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

(a.)    Financial statements of businesses acquired.

        Not applicable.

(b.)    Pro forma financial information.

        Not applicable.

(c.)    Exhibits.

        Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this current report on Form 8-K:

10.57 Letter Agreement Regarding Distribution of New Documents, dated January 9, 2001, by and among AppliedTheory Corporation, a Delaware corporation, and the Investors.

10.58 Amended and Restated Purchase Agreement, dated as of June 5, 2000, by and among AppliedTheory Corporation and the Investors.

10.59 Amended and Restated Registration Rights Agreement, dated as of June 5, 2000, by and among AppliedTheory Corporation and the Investors.


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10.60   Form of Convertible Debenture as issued to Halifax Fund, LP, dated as of
        June 5, 2000, by and among AppliedTheory Corporation and the Halifax Fund, LP.

10.61 Form of Common Stock Purchase Warrant as issued to Halifax Fund, LP, dated as of June 5, 2000, by and among AppliedTheory Corporation and the Halifax Fund, LP.

99.5    Press release issued by AppliedTheory Corporation on January 16, 2000.


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                                   SIGNATURES



        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AppliedTheory Corporation

Date:  January 18, 2001               by:   /s/  Danny E. Stroud
                                          --------------------------------------
                                          Danny E. Stroud
                                          President, Chief Executive Officer and
                                          Director (Principal Executive Officer)


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                                  EXHIBIT INDEX

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
Exhibit No.   Description
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
10.57         Letter Agreement Regarding Distribution of New Documents, dated
              January 9, 2001, by and among AppliedTheory Corporation, a
              Delaware corporation, and the Investors.

10.58 Amended and Restated Purchase Agreement, dated as of June 5, 2000, by and among AppliedTheory Corporation and the Investors.

10.59 Amended and Restated Registration Rights Agreement, dated as of June 5, 2000, by and among AppliedTheory Corporation and the Investors.

10.60 Form of Convertible Debenture as issued to Halifax Fund, LP, dated as of June 5, 2000, by and among AppliedTheory Corporation and the Halifax Fund, LP.

10.61 Form of Common Stock Purchase Warrant as issued to Halifax Fund, LP, dated as of June 5, 2000, by and among AppliedTheory Corporation and the Halifax Fund, LP.

99.5          Press release issued by AppliedTheory Corporation on January 16,
              2000.
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